CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of The Kenwood Funds on Form N-1A of our report dated May 19, 1999, on our audit of the financial statements and financial highlights of The Kenwood Growth & Income Fund, which report is included in the Annual Report to Shareholders for the year ended April 30, 2000, which is incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights of the Fund" in the Prospectus and "Auditors" in the Statement of Additional Information.

June 28, 2000